UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           August 16, 2006
CytoCore, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-935	36-4296006

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 North Orleans Street, Suite 502, Chicago, Illinois	60610

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code            (312) 222-9550
Molecular Diagnostics, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 16, 2006, CytoCore, Inc. received notice from The NASDAQ Stock Market that it had received the necessary documentation to process the change in name of the Company from Molecular Diagnostics, Inc. to CytoCore, Inc. Effective the open of business on August 17, 2006, the Company’s trading symbol will be CYCR.OB (formerly MCDG.OB).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoCore, Inc.
Dated: August 16, 2006	By:	/s/ David Weissberg, M.D.
David Weissberg, M.D.
Chairman and Chief Executive Officer